Registration No. 333- _______

As filed with the Securities and Exchange Commission on July 27, 2022

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Eltek Ltd.
(Exact name of Registrant as specified in its charter)
_____________

State of Israel	3672	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

20 Ben Zion Gelis Street,
Sgoola Industrial Zone,
Petach-Tikva 4927920, Israel
+972-3-9395025
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
_____________

Eltek USA Inc.
250 Commercial Street, Suite 3010
Manchester, New Hampshire, 03101
603-965-4321
(Name, address, including zip code, and telephone number, including area code, of agent for service)
_____________
Copies to:

Steven J. Glusband, Esq. Guy Ben-Ami, Esq. Carter Ledyard & Milburn LLP 2 Wall Street New York, NY 10005 Tel: 212-238-8605 Fax: 212-732-3232	Ron Freund , CFO Eli Yaffe, CEO 20 Ben Zion Gelis Street, Sgoola Industrial Zone, Petach Tikva 4927920, Israel Tel: +972-3-9395025 Fax: +972-3- 9342584	Ian Rostowsky, Adv. Yoav Etzyon, Adv. Amit, Pollak, Matalon & Co. APM House, 18 Raoul Wallenberg St. Tel Aviv 6971915, Israel Tel: +972-3-5689000 Fax: +972-73-3800655

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ⌧

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated July 27, 2022

P R O S P E C T U S

ELTEK LTD. $20,000,000 Ordinary Shares Warrants Units

Our ordinary shares currently trade on the Nasdaq Capital Market under the symbol “ELTK”.  On July 26, 2022, the last reported sale price of our ordinary shares on the Nasdaq Capital Market was $4.11 per share. We have not yet determined whether any of the other securities that may be offered by this prospectus will be listed on any exchange, inter-dealer quotation system or over-the-counter market. If we decide to seek listing of any such securities, a prospectus supplement relating to those securities will disclose the exchange, quotation system or market on which the securities will be listed and the date when we expect trading to begin.

This prospectus provides a general description of the securities we may offer. Each time we sell securities, we will provide specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement may also add, update, or change information contained in this prospectus. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information” and the documents incorporated or deemed to be incorporated by reference carefully before you make your investment decision.

We will sell these securities directly to our shareholders or to purchasers or through agents on our behalf or through underwriters or dealers as designated from time to time. If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide the names of the agents or underwriters and any applicable fees, commissions, or discounts. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus on page 7.

The aggregate market value of our outstanding Ordinary Shares held by non-affiliates on July 26, 2022, as calculated in accordance with General Instruction I.B.5. of Form F-3, was approximately $7.3 million. Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell securities pursuant to this prospectus with a value of more than one-third of the aggregate market value of our Ordinary Shares held by non-affiliates in any 12-month period, so long as the aggregate market value of our Ordinary Shares held by non-affiliates is less than $75,000,000.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. SEE “RISK FACTORS” BEGINNING ON PAGE 5 AND UNDER SIMILAR HEADINGS IN THE OTHER DOCUMENTS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE SECURITIES OFFERED HEREBY.

NONE OF THE U.S. SECURITIES AND EXCHANGE COMMISSION, THE ISRAELI SECURITIES AUTHORITY OR ANY STATE SECURITIES COMMISSION HAVE APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is   , 2022.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.  We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operation and prospects may have changed since that date.

In this prospectus, “we”, “us”, “our”, the “Company” and “Eltek” refer to Eltek Ltd. and its subsidiaries.

All references to “dollars” or “$” in this prospectus are to U.S. dollars, and all references to “shekels” or “NIS” are to New Israeli Shekels.

FORWARD‑LOOKING STATEMENTS

Some of the statements contained in this prospectus and the documents incorporated by reference are forward-looking statements. Forward-looking statements involve risks and uncertainties, such as statements about our plans, objectives, expectations, assumptions or future events. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “we believe,” “we intend,” “may,” “should,” “will,” “could” and similar expressions denoting uncertainty or an action that may, will or is expected to occur in the future. These statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from any future results, performances or achievements expressed or implied by the forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements about:

•	statements of expected future economic performance;
•	the future impact of the Coronavirus on the economy and our operations;
•	product and technology development and rapid technological change;
•	the potential attributes and benefit of our products and their competitive position;
•	our estimates regarding expenses, future revenues, capital requirements and our need for additional financing;
•	statements of our plans and objectives;
•	statements regarding the capabilities of our business operations;
•	statements regarding competition in our market; and
•	assumptions underlying statements regarding us or our business.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following:

•	We have a history of operating losses and may not be able to achieve and sustain long term profitable operations. We may not have sufficient resources to fund our operations in the future.

•	We may require additional capital in the future, which may not be available to us.

•	The spread of novel strain of coronavirus, COVID-19, may adversely affect our business operations and financial condition.

•	We are dependent on one-of-a-kind machinery that may malfunction and may not be easily replaced.

•	Because competition in the PCB market is intense, our business, operating results and financial condition may be adversely affected.

•	Rapid changes in the Israeli and international electronics industries and recessionary pressures may adversely affect our business.

•	Our products and product components need to meet certain industry standards.

•	Key customers account for a significant portion of our revenues. The loss of a key customer would have an adverse impact on our business results.

•
We are dependent upon a select number of suppliers for timely delivery of key raw materials and the loss of one or more of these suppliers or delays in supply of these raw materials would adversely affect our manufacturing ability.  If these suppliers delay or discontinue the manufacture or supply of these raw materials, we may experience delays in production and shipments, increased costs and cancellation of orders for our products.

•	Our results of operations may be adversely affected by currency fluctuations.

•	Unfavorable national and global economic conditions could adversely affect our business, operating results and financial condition.

•	We are subject to environmental laws and regulations. Compliance with those laws and regulations requires us to incur costs and we are subject to fines or other sanctions for non-compliance.

•
We have in the past been, and currently are, subject to claims and litigation relating to environmental matters.  If we are found to be in violation of environmental laws, we could be liable for damages and costs of remediation and may be subject to a halt in production, which may adversely affect our business, operating results and financial condition.

•	We may fail to be in compliance with financial covenants in our loan agreements.

•	We may not succeed in our efforts to expand our activity in the U.S. and other foreign markets. If we are unsuccessful, our future revenues and profitability would be adversely affected.

•
We may be subject to the requirements of the National Industrial Security Program Operating Manual for our facility security clearance, which is a prerequisite to our ability to work on classified contracts for the U.S. government.

•	We may encounter difficulties with our international operations and sales that may have a material adverse effect on our sales and profitability.

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Compliance with the conditions of a new business permit issued to us in 2018, if required, may be costly. We may become subject to certain sanctions, including significant fines, criminal proceedings and in an unlikely event an order shutting down our factory.

•	Damage to our manufacturing facilities due to fire, natural disaster, or other events could materially adversely affect our business, financial condition, and results of operations.

•	Our quarterly operating results fluctuate significantly. Results of operations in any period should not be considered indicative of the results to be expected for any future period.

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Our products and related manufacturing processes are often highly complex and therefore we may be delayed in product shipments. Our products may at times contain manufacturing defects, which may subject us to product liability and warranty claims. Our operating margins may be affected as a result of price increases for our principal raw materials.

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Increasing scrutiny and changing expectations from investors, lenders, customers and other market participants with respect to our Environmental, Social and Governance policies may impose additional costs on us or expose us to additional risks.

•	We compete with PCB manufacturers in Asia whose manufacturing costs are lower than ours.

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We may fail to maintain effective internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002, which could have a material adverse effect on our operating results, investor confidence in our reported financial information, and the market price of our ordinary shares.

•	We are required to comply with “conflict minerals” rules which impose costs on us, may make our supply chain more complex, and could adversely impact our business.

•	Increased regulation associated with climate change and greenhouse gas emissions could impose significant additional costs on operations.

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Obstacles in our transition to a new enterprise resource planning system may adversely affect our business and results of operations and the effectiveness of our internal control over financial reporting.

•	Breaches of network or information technology security, natural disasters or terrorist attacks could have an adverse effect on our business.

•	Technological change may adversely affect the market acceptance of our products.

•	The measures we take in order to protect our intellectual property may not be effective or sufficient.

•	Claims that our products infringe upon the intellectual property of third parties may require us to incur significant costs.

•	If our workforce will be represented by a labor union we could incur additional costs or experience work stoppages as a result of the renegotiation of our labor contracts.

•	From time to time, we may be named as a defendant in actions involving the alleged violation of labor laws related to employment practices, wages and benefits.

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Under current Israeli law, we may not be able to enforce covenants not to compete and therefore may be unable to prevent our competitors from benefiting from the expertise of some of our former employees.

•	We depend on key personnel for the success of our business.

•	Our ability to have access to insurance programs for directors and officers may be curtailed, which may adversely affect our ability to retain and attract directors and officers.

•	Our share price has been volatile in the past and may continue to be susceptible to significant market price and volume fluctuations in the future.

•	The voting interest of Mr. Nissan, individually and through Nistec Golan, our controlling shareholder, may conflict with the interests of other shareholders.

•	We may in the future be classified as a passive foreign investment company, or PFIC, which would subject our U.S. investors to adverse tax rules.

•	We do not expect to distribute dividends in the foreseeable future.

•	Political, economic and military instability in Israel may disrupt our operations and negatively affect our business condition, harm our results of operations and adversely affect our share price.

•	Our results of operations may be negatively affected by the obligation of our personnel to perform military reserve service.

•	Service and enforcement of legal process on us and our directors and officers may be difficult to obtain.

•	Provisions of Israeli law may delay, prevent or make difficult an acquisition of us, which could prevent a change of control and therefore impact the price of our shares.

•	The rights and responsibilities of our shareholders are governed by Israeli law and differ in some respects from the rights and responsibilities of shareholders under U.S. law.

•	The termination or reduction of tax and other incentives that the Israeli government provides to domestic companies may increase the costs involved in operating a company in Israel.

The ultimate correctness of these forward-looking statements depends upon a number of known and unknown risks and events. We discuss our known material risks in the section entitled “Risk Factors” on page 5  of this prospectus and on page 1 in our annual report on Form 20-F for the year ended December 31, 2021 incorporated by reference herein. Many factors could cause our actual results to differ materially from the forward-looking statements. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

The forward-looking statements speak only as of the date on which they are made, and, except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

SUMMARY

This prospectus is part of a registration statement on Form F-3 that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this process, we may sell from time to time any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $20,000,000 (or the equivalent denominated in foreign currencies or foreign currency units), from time to time, sell in one or more offerings.  This prospectus and any accompanying prospectus supplement or other offering materials do not contain all of the information included in the registration statement.  For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus, and may also contain information about any material federal income tax considerations relating to the securities covered by the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

This summary may not contain all the information that may be important to you. You should read this entire prospectus, including the financial data and related notes incorporated by reference in this prospectus, before making an investment decision. This summary contains forward‑looking statements that involve risks and uncertainties. Our actual results may differ significantly from the results discussed in the forward‑looking statements. Factors that might cause or contribute to such differences include those discussed in “Risk Factors” and “Forward‑Looking Statements.”

Eltek Ltd.

We are a global manufacturer and supplier of technologically advanced solutions in the field of printed circuit boards (PCBs) and is a leading company is the Israeli industry. PCBs are the core circuitry of most electronic devices. Eltek specializes in the manufacture and supply of complex and high-quality PCBs, HDI, multilayered and flex-rigid boards for the high-end market. Eltek is ITAR compliant and has AS-9100 and NADCAP Electronics certifications. Its customers include leading companies in the defense, aerospace and medical industries in Israel, the United States, Europe and Asia.

We were founded in 1970 and are incorporated under the laws of the State of Israel. Our headquarters, R&D, production and marketing center are located in Israel. We also operate through a marketing subsidiary in North America and by agents and distributors in Europe, India and South Africa. Our principal executive offices are located at 20 Ben Zion Gelis Street, Sgoola Industrial Zone, Petach -Tikva 4927920, Israel, and our telephone number is +972-3-9395025. Our agent for service of process in the United States is Eltek USA, Inc., located at 250 Commercial Street, Suite 3010, Manchester, NH 03101, and its telephone number is (603) 965-4321. Our website address is http://www.nisteceltek.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus and is not incorporated by reference herein. We have included our website address in this prospectus solely for informational purposes.

RISK FACTORS

An investment in our securities involves a high degree of risk. Our business, financial condition or results of operations could be adversely affected by any of these risks. If any of these risks occur, the value of our ordinary shares and our other securities may decline. You should carefully consider the risk factors discussed under the caption “Risk Factors” in our annual report on Form 20-F for the year ended December 31, 2021.

Recent Events

On June 14, 2022, a fire broke out in one of the production rooms in our plant in Petach-Tikva. The fire, which damaged part of the production line located in that room, was extinguished without any casualties. We are utilizing an alternative production line to complete our production process while continuing our efforts to complete the repair of the damaged production line. We are in communication with our customers in order to prioritize deliveries and avoid critical delays. While we are attempting to minimize delays of our product deliveries, not being able to do so for a significant period of time, may have a material adverse effect on our business, financial condition and results of operations.

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities covered by this prospectus for general corporate purposes, which may include working capital expenditures, capital expenditures, repayment of debt, acquisitions and investments.  Additional information on the use of net proceeds from the sale of securities covered by this prospectus may be set forth in the prospectus supplement relating to the specific offering.

DESCRIPTION OF ORDINARY SHARES

Our authorized share capital consists of 10,000,000 ordinary shares, nominal value of NIS 3.00 per share. All outstanding ordinary shares are validly issued and fully paid.

For a description of our ordinary shares, please refer to Exhibit 2.2 to our Annual Report on Form 20-F for the year ended December 31, 2021, which is incorporated by reference herein.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase ordinary shares in one or more series together with other securities or separately, as described in the applicable prospectus supplement.  Below is a description of certain general terms and provisions of the warrants that we may offer.  Particular terms of the warrants will be described in the warrant agreements and the prospectus supplement for the warrants.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	the designation, amount, and terms of the securities purchasable upon exercise of the warrants;

•	if applicable, the exercise price for ordinary shares and the number of ordinary shares to be received upon exercise of the warrants;

•
the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•
whether the warrants will be issued in fully registered form or bearer form, in definitive or global form, or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material U.S. federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars, or other agents, if any;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	if applicable, the date from and after which the warrants and the ordinary shares will be separately transferable;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any other time;

•	information with respect to book-entry procedures, if any;

•	the anti-dilution provisions of the warrants, if any;

•	any redemption or call provisions;

•	whether the warrants are to be sold separately or with other securities as parts of units; and

•	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF UNITS

We may, from time to time, issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination.

Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

Any applicable prospectus supplement will describe:

•	the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	any material provisions of the governing unit agreement that differ from those described above.

The description in the applicable prospectus supplement of any units we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable unit agreement, which will be filed with the SEC if we offer units. For more information on how you can obtain copies of the applicable unit agreement if we offer warrants, see the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference”. We urge you to read the applicable unit agreement and any applicable prospectus supplement in their entirety.

PLAN OF DISTRIBUTION

We may sell the securities included in this prospectus from time to time in one or more transactions, including without limitation:

•	through agents;

•	to or through one or more underwriters on a firm commitment or agency basis;

•	through put or call option transactions relating to the securities;

•	through broker-dealers (acting as agent or principal);

•	directly to purchasers, through a specific bidding or auction process, on a negotiated basis or otherwise;

•	through any other method permitted pursuant to applicable law; or

•	through a combination of any such methods of sale.

At any time a particular offer of the securities covered by this prospectus is made, a revised prospectus or  prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from us and any discounts, commissions or concessions allowed or re-allowed or paid to dealers. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus. In order to comply with the securities laws of certain jurisdictions, if applicable, the securities sold under this prospectus may only be sold through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is complied with.

Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

The distribution of securities may be effected from time to time in one or more transactions, including block transactions and transactions on NASDAQ or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If any such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

Agents may from time to time solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

 If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and prospectus supplement will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we and the underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us or the selling shareholders to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement will describe the terms and conditions of the indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries.

Any person participating in the distribution of securities registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our securities by that person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our securities to engage in market-making activities with respect to our securities. These restrictions may affect the marketability of our securities and the ability of any person or entity to engage in market-making activities with respect to our securities.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids that stabilize, maintain or otherwise affect the price of the offered securities. These activities may maintain the price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

•	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

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A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

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A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on an exchange, if the securities are listed on that exchange, or in the over-the-counter market or otherwise.

If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

Any underwriters to whom offered securities are sold for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The offered securities may or may not be listed on a national securities exchange. No assurance can be given that there will be a market for the offered securities.

To the extent that we make sales to or through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a distribution agreement between us and the underwriters or agents.  If we engage in at-the-market sales pursuant to a distribution agreement, we will sell our ordinary shares to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell ordinary shares on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The distribution agreement will provide that any ordinary shares sold will be sold at prices related to the then prevailing market prices for our ordinary shares. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our ordinary shares or warrants. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus.

Offers to purchase the securities offered by this prospectus may be solicited, and sales of the securities may be made, by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any re-sales of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.

In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

We may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, such third parties (or affiliates of such third parties) may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, such third parties (or affiliates of such third parties) may use securities pledged by us or borrowed from us, or others to settle those sales or to close out any related open borrowings of shares, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of shares. The third parties (or affiliates of such third parties) in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or in connection with a simultaneous offering of other securities offered by this prospectus.

FOREIGN EXCHANGE CONTROLS AND OTHER LIMITATIONS

Non-residents of Israel who purchase our ordinary shares may freely convert all amounts received in Israeli currency in respect of such ordinary shares, whether as a dividend, liquidation distribution or as proceeds from the sale of the ordinary shares, into freely-repatriable non-Israeli currencies at the rate of exchange prevailing at the time of conversion (provided in each case that the applicable Israeli income tax, if any, is paid or withheld with respect to such amounts or an exemption has been obtained).

 Israeli law and regulations do not impose any material foreign exchange restrictions on non‑Israeli holders; however, reporting requirements regarding certain foreign currency transactions remain in effect, and currency controls can be imposed by administrative action at any time under existing law.

The State of Israel does not restrict in any way the ownership or voting of our ordinary shares by non-residents of Israel, except with respect to subjects of countries that are in a state of war with Israel.

AUTHORIZED REPRESENTATIVE

Our authorized representative in the United States for this offering as required pursuant to Section 6(a) of the Securities Act of 1933, is Eltek USA Inc., 250 Commercial Street, Suite 3010 Manchester, New Hampshire, 03101.

OFFERING EXPENSES

The following is a statement of expenses in connection with the distribution of the securities registered. All amounts shown are estimates except the SEC registration fee. The estimates do not include expenses related to offerings of particular securities. Each prospectus supplement describing an offering of securities will reflect the estimated expenses related to the offering of securities under that prospectus supplement.

SEC registration fee	$642
FINRA filing fee	*
Legal fees and expenses	$35,000
Accountants’ fees and expenses	$55,000
Printing fees	$9,000
Miscellaneous	$5,000
Total	$104,642

*  These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be defined at this time.

LEGAL MATTERS

Amit, Pollak, Matalon & Co., Tel-Aviv, Israel will pass upon the validity of our ordinary shares and other matters of Israeli law for us with respect to securities offered by this prospectus and any accompanying prospectus supplement. Carter Ledyard & Milburn LLP, New York, New York, will be passing upon matters of United States law for us with respect to securities offered by this prospectus and any accompanying prospectus supplement.  Additional legal matters may be passed upon for us, any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements appearing in our Annual Report on Form 20-F as of  December 31, 2021 and 2020 and the two years then ended, incorporated by reference in this prospectus, have been audited by Brightman Almagor Zohar & Co., an independent registered public accounting firm, a member of Deloitte Global Network, as stated in their report.  Such consolidated financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

The consolidated financial statements appearing in our Annual Report on Form 20-F for the year ended December 31, 2019 have been audited by Kost, Forer, Gabbay & Kasierer, an independent registered public accounting firm and a member of Ernst & Young Global, as set forth in its reports thereon, included therein, and incorporated herein by reference.  Such consolidated financial statements are incorporated herein in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act, with respect to the securities offered by this prospectus. This prospectus and any accompanying prospectus supplement do not contain all the information contained in the registration statement, including its exhibits and schedules. You should refer to the registration statement, including its exhibits and schedules, for further information about us and the securities we may offer. Statements we make in this prospectus and any accompanying prospectus supplement about certain contracts or other documents are not necessarily complete. When we make such statements, we refer you to the copies of the contracts or documents that are filed as exhibits to the registration statement, because those statements are qualified in all respects by reference to those exhibits. The registration statement, including exhibits and schedules, is on file at the office of the SEC and may be inspected without charge.

We are subject to the information reporting requirements of the Exchange Act. Under the Exchange Act, we are required to file annual and special reports and other information with the SEC. As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file annual, quarterly and current reports and financial statements as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we file with the SEC, within 120 days after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and we submit to the SEC, on Form 6-K, unaudited quarterly financial information. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov.

We maintain a corporate website at www.eltek.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We file annual and special reports and other information with the Commission (File Number 000-28884).  These filings contain important information which does not appear in this prospectus. The Commission allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to other documents which we have filed or will file with the Commission.  We are incorporating by reference in this prospectus the documents listed below and all amendments or supplements we may file to such documents, as well as any future filings we may make with the Commission on Form 20-F under the Exchange Act before the time that all of the securities offered by this prospectus have been sold or de-registered.

•	our annual report on Form 20-F for the fiscal year ended December 31, 2021, filed with the SEC on March 23, 2022;

•	our report on Form 6-K furnished to the SEC on May 18, 2022 and June 15, 2022; and

•	the description of our ordinary shares contained in our Annual Report on Form 20-F for the year ended December 31, 2021.

In addition, we may incorporate by reference into this prospectus our reports on Form 6-K filed after the date of this prospectus (and before the time that all of the securities offered by this prospectus have been sold or de-registered) if we identify in the report that it is being incorporated by reference in this prospectus.

Certain statements in and portions of this prospectus update and replace information in the above listed documents incorporated by reference.  Likewise, statements in or portions of a future document incorporated by reference in this prospectus may update and replace statements in and portions of this prospectus or the above listed documents.

We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests Eltek Ltd., at 20 Ben Zion Gelis Street, Sgoola Industrial Zone, Petach-Tikva 4927920, Israel Attn: Ron Freund, Chief Financial Officer, telephone number +972-3-939-5023. You may also obtain information about us by visiting our website at www.nisteceltek.com. Information contained in our website is not part of this prospectus.

We are an Israeli company and are a “foreign private issuer” as defined in Rule 3b-4 under the Securities Exchange Act of 1934, or Exchange Act.  As a result, (i) our proxy solicitations are not subject to the disclosure and procedural requirements of Regulation 14A under the Exchange Act, (ii) transactions in our equity securities by our officers, directors and principal shareholders are exempt from Section 16 of the Exchange Act; and (iii) we are not required under the Exchange Act to file periodic reports and financial statements as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

We make available to our shareholders an annual report containing financial statements that have been examined and reported on, with an opinion expressed by, an independent registered public accounting firm.  Since November 4, 2002, we have been making all required filings with the Commission electronically, and these filings are available via the Internet at the Commission’s website at http://www.sec.gov.

ENFORCEABILITY OF CIVIL LIABILITIES

Service of process upon us and upon our directors and officers and the Israeli experts named in this prospectus, most of whom reside outside the United States, may be difficult to obtain within the United States.  Furthermore, because substantially all of our assets and substantially all of our directors and officers are located outside the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

We have been informed by our legal counsel in Israel, Amit, Pollak, Matalon & Co., Advocates, our legal counsel in Israel that it may be difficult to initiate an action with respect to U.S. securities laws claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on an alleged violation of U.S. securities laws because Israel is not the most appropriate forum in which to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. There is little binding case law in Israel addressing these matters. If U.S. law is found to be applicable, the content of applicable U.S. law must be proven as a fact by expert witnesses, which can be a time-consuming and costly process. Matters of procedure may also be governed by Israeli law.

We have irrevocably appointed Eltek USA Inc., as our agent to receive service of process in any action against us in any U.S. federal or state court arising out of this offering or any purchase or sale of securities in connection with this offering. Subject to specified time limitations and legal procedures, Israeli courts may enforce a U.S. judgment in a civil matter which is non-appealable, including a judgment based upon the civil liability provisions of the Securities Act or the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that, among other things:

•	the judgment was rendered by a court of competent jurisdiction, according to the laws of the state in which the judgment is given;

•	the judgment may no longer be appealed;

•
the judgment is enforceable according to the laws of Israel and according to the law of the foreign state in which the relief was granted and the judgment is not contrary to public policy of Israel; and

•	the judgment is executory in the state in which it was given.

Even if such conditions are met, an Israeli court may not declare a foreign civil judgment enforceable if:

•	the prevailing law of the foreign state in which the judgment is rendered does not allow for the enforcement of judgments of Israeli courts (subject to exceptional cases);

•	the defendant did not have a reasonable opportunity to be heard and to present his or her evidence, in the opinion of the Israeli court;

•	the enforcement of the civil liabilities set forth in the judgment is likely to impair the security or sovereignty of Israel;

•	the judgment was obtained by fraud;

•	the judgment was rendered by a court not competent to render it according to the rules of private international law prevailing in Israel;

•	the judgment conflicts with any other valid judgment in the same matter between the same parties; or

•	an action between the same parties in the same matter was pending in any Israeli court or tribunal at the time at which the lawsuit was instituted in the foreign court.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to issue a judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

ELTEK LTD.

$20,000,000
Ordinary Shares
Warrants
Units
____________________________

PROSPECTUS

____________________________

You should rely only on the information incorporated by reference or provided in this prospectus and in any accompanying prospectus supplement.  We have not authorized anyone to provide you with different information.  We are not making any offer to sell or buy any of the securities in any state where the offer is not permitted.  You should not assume that the information in this prospectus is accurate as of any date other than the date that appears below.

 , 2022

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers.

Exculpation of Office Holders

The Israeli Companies Law provides that an Israeli company cannot exculpate an office holder from liability with respect to a breach of his or her duty of loyalty.  If permitted by its articles of association, a company may exculpate in advance an office holder from his or her liability to the company, in whole or in part, with respect to a breach of his or her duty of care.  However, a company may not exculpate in advance a director from his or her liability to the company with respect to a breach of his duty of care with respect to distributions.

Our articles of association allow us to exculpate any office holder from his or her liability to us for breach of duty of care, to the maximum extent permitted by law, before or after the occurrence giving rise to such liability. We provided an exemption letter to each of our directors and officers and agreed to provide the same to our future office holders.

Insurance of Office Holders

The Israeli Companies Law provides that a company may, if permitted by its articles of association, enter into a contract to insure office holders in respect of liabilities incurred by the office holder with respect to an act or omission performed in his or her capacity as an office holder, as a result of: (i) a breach of the office holder’s duty of care to the company or to another person; (ii) a breach of the office holder’s duty of loyalty to the company, provided that the office holder acted in good faith and had reasonable grounds to assume that his or her act would not prejudice the company’s interests; and (iii) a monetary liability imposed upon the office holder in favor of another person.

Our articles of association provide that, subject to any restrictions imposed by applicable law, we may procure, and/or undertake to procure, insurance covering any past or present or future office holder against any liability which he or she may incur in such capacity, including insurance covering us for indemnifying such office holder, to the maximum extent permitted by law.

Without derogating from the above, we may enter into a contract to insure the liability of an office holder for an obligation imposed on such office holder in consequence of an act or omission done in such office holder’s capacity as an office holder, in the following case: (i) expenses, including reasonable litigation expenses and legal fees, incurred by the office holder as a result of a proceeding instituted against such office holder in relation to (A) infringements that may result in imposition of financial sanction pursuant to the provisions of Chapter H'3 under the Israeli Securities Law, 5728-1968 (as amended), or the “Israeli Securities Law”, or (B) administrative infringements pursuant to the provisions of Chapter H'4 under the Israeli Securities Law or (C) infringements pursuant to the provisions of Chapter I'1 under the Israeli Securities Law; and (ii) payments made to the injured parties of such infringement under Section 52ND(a)(1)(a) of the Israeli Securities Law.

Indemnification of Office Holders

The Israeli Companies Law provides that a company may, if permitted by its articles of association, indemnify an office holder for liabilities or expenses imposed on him or her, or incurred by him or her concerning acts or omissions performed by the office holder in such capacity for: (i) a monetary liability imposed on the office holder in favor of another person by any judgment, including a settlement or an arbitrator’s award approved by a court; (ii) reasonable litigation expenses, including attorney’s fees, incurred by the office holder as a result of an investigation or proceeding instituted against him or her by a competent authority, provided that such investigation or proceeding concluded without the filing of an indictment against the office holder or the imposition of any monetary liability in lieu of criminal proceedings, or concluded without an indictment against the office holder but with the imposition of a monetary liability on the office holder in lieu of criminal proceedings with respect to a criminal offense that does not require proof of criminal intent; and (iii) reasonable litigation expenses, including attorneys’ fees, incurred by the office holder or which were imposed on him or her by a court, in an action instituted by the company or on the company’s behalf, or by another person, against the office holder, or in a criminal charge from which the office holder was acquitted, or in a criminal proceeding in which the office holder was convicted of a criminal offense which does not require proof of criminal intent.

The Israeli Companies Law provides that a company’s articles of association may permit the company to indemnify an office holder following a determination to this effect made by the company after the occurrence of the event in respect of which the office holder will be indemnified.  It also provides that a company’s articles of association may permit the company to undertake in advance to indemnify an office holder, except that with respect to a monetary liability imposed on the office holder by any judgment, settlement or court-approved arbitration award, the undertaking must be limited to types of events which the company’s board of directors deems foreseeable considering the company’s actual operations at the time of the undertaking, and to an amount or standard that the board of directors has determined as reasonable under the circumstances.

Our articles of association provide that we may indemnify an office holder retroactively for certain obligations or expenses imposed on such office holder in consequence of an act or omission done in such office holder’s capacity as an officer in our company.  These obligations and expenses include:

•
a monetary obligation imposed on the office holder in favor of another person pursuant to a judgment, including a judgment given in settlement or an arbitrator's award that has been approved by a court;

•
reasonable litigation expenses, including advocates’ professional fees, incurred by the office holder pursuant to an investigation or a proceeding commenced against the office holder by a competent authority and that was terminated without an indictment and without having a monetary charge imposed on the office holder in exchange for a criminal procedure (as such terms are defined in the Israeli Companies Law), or that was terminated without an indictment but with a monetary charge imposed on the office holder in exchange for a criminal procedure in a crime that does not require proof of criminal intent or in connection with a financial sanction;

•
reasonable litigation expenses, including advocates’ professional fees, incurred by the office holder or which the office holder is ordered to pay by a court, in proceedings filed against the office holder by the company or on its behalf or by another person, or in a criminal indictment in which the office holder is acquitted, or in a criminal indictment in which the office holder is convicted of an offence that does not require proof of criminal intent;

•
expenses, including reasonable litigation expenses and legal fees, incurred by an office holder as a result of a proceeding instituted against such office holder in relation to (A) infringements that may result in imposition of financial sanction pursuant to the provisions of Chapter H'3 under the Israeli Securities Law or (B) administrative infringements pursuant to the provisions of Chapter H'4 under the Israeli Securities Law or (C) infringements pursuant to the provisions of Chapter I'1 under the Israeli Securities Law; and

•	payments to an injured party of infringement under Section 52ND(a)(1)(a) of the Israeli Securities Law.

Our articles of association also provide that we may undertake to indemnify in advance an office holder, in accordance with the conditions set under applicable law, in respect of the obligations or expenses specified in (i)-(v) above, provided that such undertaking is limited to types of events which in the board of directors’ opinion may be anticipated, in light of our company’s activities, at the time of granting the indemnity undertaking, and to an amount or criteria which the board of directors determines is reasonable in the circumstances of the case, both of which are to be specified in the indemnification undertaking.

According to our compensation policy, the total amount of indemnification that our company undertakes towards all persons whom it has resolved to indemnify, jointly and in the aggregate, shall not exceed an amount equal 25% of the net equity of our company.

On October 17, 2017, our shareholders approved an updated indemnification agreement to be entered into with our directors and officers.

Limitations on Exculpation, Insurance and Indemnification

The Israeli Companies Law provides that neither a provision of the articles of association permitting the company to enter into a contract to insure the liability of an office holder, nor a provision in the articles of association or a resolution of the board of directors permitting the indemnification of an office holder, nor a provision in the articles of association exempting an office holder from duty to the company shall be valid, where such insurance, indemnification or exemption relates to any of the following: (i) a breach by the office holder of his duty of loyalty, except with respect to insurance coverage or indemnification if the office holder acted in good faith and had reasonable grounds to assume that the act would not prejudice the company; (ii) a breach by the office holder of his duty of care if such breach was committed intentionally or recklessly, unless the breach was committed only negligently; (iii) any act or omission committed with intent to derive an unlawful personal gain; and (iv) any fine or forfeiture imposed on the office holder.

Under the Israeli Companies Law, exculpation of, procurement of insurance coverage for, and an undertaking to indemnify or indemnification of, an office holder (other than the chief executive officer) must be approved by the company’s compensation committee and board of directors and, if such office holder is a director, also by the company’s shareholders.  Exculpation of, procurement of insurance coverage for, and an undertaking to indemnify or indemnification of, the chief executive officer must be approved by the company’s compensation committee, board of directors and by a special majority of the shareholders.

We have agreed to indemnify our office holders for certain liabilities and expenses that may be imposed on them due to acts performed, or failures to act, in their capacity as office holders, including financial liabilities imposed by judgments or settlements in favor of third parties, and reasonable litigation expenses imposed by a court in relation to criminal charges from which the indemnitee was acquitted or criminal proceedings in which the indemnitee was convicted of an offense that does not require proof of criminal intent, all subject to Israeli law and certain limitations in the agreements.  The aggregate amount we may pay our office holders pursuant to our indemnification undertaking may not exceed, jointly and in the aggregate, $2 million but in any event not more than 25% of our company’s net equity.  We currently maintain directors’ and officers’ liability insurance with a per claim and aggregate coverage limit of $10 million.  Under our current directors and officers liability insurance policy, losses will be paid in accordance with the following order of priority: first, on behalf of officers and directors, for all loss that they will be obligated to pay as a result of a claim made against them; thereafter, on our behalf, for all loss that an officer or director will be obligated to pay as a result of a claim made against them, to the extent that we are required or permitted by law to indemnify our officers and directors; and thereafter, on our behalf, for all loss that we will be obligated to pay as a result of a securities claim made against us.

Item 9.  Exhibits.

The index to exhibits appears below on the page immediately following the signature pages of this Registration Statement.

Item 10.  Undertakings.

(1)          The undersigned registrant hereby undertakes:

(a)	to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

(ii)
to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the ‘‘Calculation of Registration Fee’’ table in the effective registration statement; and

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) that are incorporated by reference in this Registration Statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(b)
that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)	that, for the purpose of determining any liability under the Securities Act to any purchaser:

(i)
each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be a part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(e)
that, for the purpose of determining liability of a registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by an undersigned registrant;

(iii)
the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(2)          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(4)          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(5)          The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6)          The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)2 of the Act.

(7)          The undersigned registrant hereby undertakes to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering.  Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.  Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of Regulation S-K if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it complies with all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Petah Tikva, Israel, on July 27, 2022.

ELTEK LTD.

By:	/s/ Eli Yaffe
Name: Eli Yaffe
Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints Eli Yaffe and Ron Freund, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or his or her or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on July 27, 2022 in the capacities indicated:

Signatures	Title

/s/ Eli Yaffe	Chief Executive Officer (Principal Executive Officer)
Eli Yaffe

/s/ Ron Freund	Chief Financial Officer (Principal Financial and Accounting Officer)
Ron Freund

/s/ Yitzhak Nissan	Chairman of the Board
Yitzhak Nissan

/s/ Mordechai Marmorstein	Director
Mordechai Marmorstein

/s/ David Rubner	Director
David Rubner

/s/ Erez Meltzer	Director
Erez Meltzer

/s/ Gad Dovev	External Director
Gad Dovev

/s/ Ilana Lurie	External Director
Ilana Lurie

ELTEK USA, INC.		Authorized Representative in the United States

By:	/s/ Oriel Sallary
Name: Oriel Sallary
Title: Authorized Signatory

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
1.1	Form of Underwriting Agreement or Agency Agreement (1)
4.1	Specimen of Ordinary Share Certificate (2)
4.2	Form of Warrant and/or Warrant Agreement (1)
4.3	Form of Unit Agreement (including form of Unit Certificate) (1)
5.1	Opinion of Amit, Pollak, Matalon & Co., Advocates
5.2	Opinion of Carter Ledyard & Milburn LLP
23.1	Consent of Brightman Almagor Zohar & Co., an independent registered public accounting firm and a member of Deloitte Global Network
23.2	Consent of Kost, Forer, Gabbay & Kasierer, an independent registered public accounting firm and a member of Ernst & Young Global
23.3	Consent of Amit, Pollak, Matalon & Co., Advocates (contained in Exhibit 5.1)
23.4	Consent of Carter Ledyard & Milburn LLP (contained in Exhibit 5.2)
24.1	Power of Attorney (included in the signature page to the Registration Statement)
107	Calculation of Registration Fee

___________

(1)	Incorporated by reference, if necessary, to a corresponding exhibit to a Report of Foreign Private Issuer on Form 6-K in connection with an offering of securities.

(2)	Filed as a Registrant’s Registration Statement on Form F-1, registration number 333-229740, which Exhibit is incorporated herein by reference.